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                                                              Exhibit 3.1(a)(ii)

                            CERTIFICATE OF AMENDMENT

                                       of

                          CERTIFICATE OF INCORPORATION

                                       of

                        SOUTHERN PERU COPPER CORPORATION

         SOUTHERN PERU COPPER CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, at a meeting duly convened and held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Certificate of Incorporation of Southern Peru Copper Corporation be amended by changing the article thereof numbered "Fourth" so that, as amended, said article shall be and read as follows:

                           "The total number of shares of capital stock which
                  the Corporation shall have authority to issue is seven hundred eighty two thousand four hundred (782,400) of the par value of one hundred dollars ($100) each."

         and that effective upon the due filing in the office of the Secretary of State of Delaware of a certificate amending the Certificate of Incorporation as aforesaid and as provided by law, the three hundred twenty six thousand (326,000) shares of capital stock of the par value of one dollar ($1.00) each of the corporation presently authorized, issued and outstanding shall without any further act be changed into seven hundred eighty two thousand four hundred (782,400) shares of capital stock of the par value of one hundred dollars ($100) and that the officers of this corporation be and they hereby are authorized to issue certificates for shares of capital stock of the corporation in the appropriate amounts to reflect such change and to
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         take such other action as they may deem necessary and appropriate in connection therewith.

         SECOND: That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock entitled to vote by a written consent given in accordance with the provisions of Section 228 of Title 8 of The Delaware Code of 1953 and filed with the corporation on the 27th day of January, 1966.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and 228 of Title 8 of The Delaware Code of 1953.

         FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said SOUTHERN PERU COPPER CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by
R. Worth Vaughn, its Vice President, and Harold Howe, its Secretary, the 27th day of January, 1966.

                                            SOUTHERN PERU COPPER
SOUTHERN PERU COPPER                        CORPORATION
 CORPORATION
CORPORATE SEAL
1962                                        By /s/ R. Worth Vaughan
                                               ---------------------------------
DELAWARE                                                Vice President


                                            By /s/ Harold Howe
                                               ---------------------------------
                                                            Secretary


                                       2
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STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

         BE IT REMEMBERED, that on this 27th day of January A.D. 1966, personally came before me W. Thomas Reed, a Notary Public in and for the County and State aforesaid, R. Worth Vaughan, Vice President of SOUTHERN PERU COPPER CORPORATION, a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said R. Worth Vaughan, as such Vice President, duly executed said certificate before me and acknowledged the said certificate to be his act and the act and deed of said corporation; that the signatures of the said Vice President and the Secretary of said corporation to said foregoing certificate are in the handwriting of the said Vice President and Secretary respectively of said corporation and that the seal affixed to said certificate is the common or corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                               /s/ W. Thomas Reed
                                               ---------------------------------


W. THOMAS REED
 NOTARY PUBLIC
STATE OF NEW YORK
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                                STATE OF DELAWARE
                          OFFICE OF SECRETARY OF STATE

         I, ELISHA C. DUKES, Secretary of State of the State of Delaware, DO HEREBY CERTIFY that the above and foregoing is a true and correct copy of Certificate of Amendment of the "SOUTHERN PERU COPPER CORPORATION", as received and filed in this office the second day of February, A.D., 1966, at 10 o'clock A.M.

                                            IN TESTIMONY WHEREOF, I have
                                            hereunder set my hand and official
                                            seal at Dover this second day of
                                            February in the year of our Lord one
                                            thousand nine hundred and sixty-six.

                                            ELISHA C. DUKES
                                                 Secretary of State
(SEAL)

                                            G.F. DOWNS
                                                 Ass't. Secretary of State